UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

__________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 13, 2008

Critical Therapeutics, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-50767	04-3523569
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60 Westview Street, Lexington, Massachusetts	02421
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (781) 402-5700

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, Critical Therapeutics, Inc. (the “Company”) has received the following notifications from the NASDAQ Listings Qualifications Department:

  On April 21, 2008, the Company received notification that for the prior 30 consecutive business days the bid price of its common stock on The NASDAQ Global Market had closed below the minimum $1.00 per share required for continued inclusion under NASDAQ Marketplace Rule 4450(a)(5).
  On May 16, 2008, the Company received notification that its stockholders’ equity of $7,126,000, as reported in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2008 that it filed with the Securities and Exchange Commission, does not comply with the minimum stockholders’ equity requirement of $10,000,000 for continued listing on The NASDAQ Global Market pursuant to NASDAQ Marketplace Rule 4450(a)(3).

On June 13, 2008, the NASDAQ Stock Market provided an additional notification to the Company that NASDAQ has approved the transfer of the listing of the Company’s common stock from The NASDAQ Global Market to The NASDAQ Capital Market effective at the opening of business on June 17, 2008.  Critical Therapeutics’ NASDAQ trading symbol will remain “CRTX.”

A condition to approval of the transfer of the listing was the Company’s satisfaction of The NASDAQ Capital Market’s continued listing requirements, other than the $1.00 per share minimum bid price requirement.  Separately, if the Company meets all of The NASDAQ Capital Market’s initial listing requirements, other than the minimum bid price requirement, on October 20, 2008, which is the date that is 180 days following the date the Company received notification from NASDAQ that it failed to comply with the minimum bid price requirement, the Company will have the remainder of an additional 180 calendar day grace period while listed on The NASDAQ Capital Market to regain compliance with NASDAQ’s minimum bid price requirement.  There can be no assurance that on October 20, 2008 the Company will comply with The NASDAQ Capital Market’s initial listing requirements, including The NASDAQ Capital Market’s minimum stockholders’ equity requirement.

The Company disclaims any intention or obligation to update the statements in this report for purposes of disclosing any further action or response that the Company decides to take after the date hereof.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	June 16, 2008	CRITICAL THERAPEUTICS, INC.

		By:	/s/ Thomas P. Kelly
Thomas P. Kelly
Chief Financial Officer and Senior Vice President of Finance and Corporate Development